Exhibit 10.2

Loan Agreement

Between:	Morpheus Financial Corporation (“Lender”)

And:	Interactive Multi-Media Auction Corporation (“IMMAC”), (“Borrower”)

TERMS OF LOAN

BORROWER	IMMAC

LENDER	Morpheus Financial Corporation

AMOUNT	Up to a Maximum of $15,000 CAD

INTEREST	Non-Interest Bearing

INVESTMENT	Unsecured Non-Recourse Loan

CLOSING	$7,500 at or before October 15, 2012
Balance on or before April 31, 2013

LOAN RE-PAYMENT DATE	It is understood the loan will be paid in its entirety of principal no later than October 31, 2017 unless otherwise agreed.

Electronically Signed and dated for this day of the 13th day of July 2012 by:

Morpheus Financial Corporation
(“Lender”)

/MC/
Managing Director

IMMAC
(“Borrower”)

/AM/
President